SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 10, 2011

WINTHROP REALTY TRUST
(Exact Name of Registrant as Specified in Its Charter)

Ohio
(State or Other Jurisdiction of Incorporation)

001-06249	34-6513657
(Commission File Number)	(I.R.S. Employer Identification No.)

7 Bulfinch Place, Suite 500, P.O. Box 9507, Boston, Massachusetts	02114
(Address of Principal Executive Offices)	(Zip Code)

(617) 570-4614
(Registrant's Telephone Number, Including Area Code)

n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFT|R 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

On May 10, 2011, Winthrop Realty Trust (“Winthrop”) held its Annual Meeting of Shareholders.  At the meeting, holders of Winthrop’s common shares of beneficial interest (“Shareholders”) voted on four proposals and cast their votes as described below.  The proposals are described in detail in Winthrop’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on March 31, 2011 On the record date of March 25, 2011, there were 27,088,347 common shares of beneficial interest of Winthrop issued and outstanding and eligible to vote.

The following persons were elected as Trustees by the following vote:

Nominee	For	Against	Abstain	Broker Non-Votes

Michael L. Ashner	18,179,551	467,101	--	5,993,501
Arthur Blasberg, Jr.	18,211,608	435,044	--	5,993,501
Howard Goldberg	18,219,470	427,182	--	5,993,501
Thomas McWilliams	18,209,933	436,719	--	5,993,501
Lee Seidler	18,215,598	431,054	--	5,993,501
Carolyn Tiffany	18,225,823	420,829	--	5,993,501
Steven Zalkind	18,220,841	425,811	--	5,993,501

Shareholders ratified PricewaterhouseCoopers LLP as Winthrop's independent registered public accounting firm for 2011 by the following vote:
For	Against	Abstain
24,479,973	131,813	28,367

The Shareholders cast their votes with respect to the advisory vote on the narrative under Compensation Discussion and Analysis in the proxy statement as set forth below:

For	Against	Abstain	Broker Non-Votes
18,487,890	105,077	53,685	5,993,501

The Shareholders cast their votes with respect to the advisory vote on the frequency of future advisory votes on the narrative under Compensation Discussion and Analysis in the proxy statement as set forth below:

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
8,693,144	603,408	9,318,691	31,409	5,993,501

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 11th day of May, 2011.

WINTHROP REALTY TRUST

By:	/s/ Michael L. Ashner
Michael L. Ashner
Chairman and Chief Executive Officer